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                                                                     EXHIBIT 4.6


                        INTEGRATED SURGICAL SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSE.

                  The purpose of the INTEGRATED SURGICAL SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is to provide eligible employees of Integrated Surgical Systems, Inc. (the "Company") and its subsidiaries who wish to become stockholders of the Company, an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock of the Company on a payroll deduction or other compensation deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible employees and the Company.

2.       DEFINITIONS.

               (a) "Base Pay" means regular straight time earnings, excluding payments for overtime, bonuses, incentive compensation and other special payments.

               (b) "Common Stock" means the Company's $.01 par value Common
Stock.

               (c) "Employee" means any person, including any officer who is customarily employed by the Company or any subsidiary of the Company for more than thirty (30) hours per week and more than five (5) months in a calendar year. It is the intent of the Plan to cover all employees in full time, permanent positions.

              (d) "Excess Employee Pay" means payments of compensation to Employees other than Base Pay and overtime.

              (e) "Participants" means eligible Employees electing to participate in the Plan.

              (f) "Subsidiary" of the Company means any company, as currently defined in Section 425(f) of the Internal Revenue Code of 1986, as amended, 50% or more of the voting shares of which are owned directly or indirectly by the Company (the term "Company" shall hereinafter be deemed to include all Subsidiaries of the Company).

3.            ELIGIBILITY.

                       All Employees of the Company who have been employed by the Corporation for 6 months or more shall be eligible Employees.

4.            ADMINISTRATION.

                       The Plan shall be administered by a committee designated by the Board of Directors, consisting of not less than three members (the "Committee"). Each member of the
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Committee shall be either a director, an officer or an employee of the Company.
The Committee shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action of the Committee in connection with the construction, interpretation, administration and application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant.

5.            STOCK.

               (a) The Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares acquired on the open market, and/or shares originally issued for such purpose. The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, as and subject to adjustment upon changes in the capitalization of the Company as provided in subparagraph (b) below. If the total number of shares which would otherwise have been acquired under the Plan on any date exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

               (b) Appropriate adjustments in the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be made to give effect to any mergers, consolidations, acquisitions, stock splits, stock dividends, or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional shares shall be subject to an option and each option shall be adjusted downward to the nearest full share. The establishment of the Plan or the granting of any options thereunder shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

               (c) A Participant will not have any interest in shares covered by his or her authorized payroll deduction or authorized deduction from other compensation until shares of Common Stock are acquired for his or her account.

              6.      PARTICIPATION.

               (a) After the effective date, as determined under Paragraph 16 hereof, an eligible Employee may become a Participant in the Plan by completing an authorization form for a payroll deduction or a deduction from other compensation on the form provided by the Committee. Such authorization shall become effective on the first day of the next succeeding month following the delivery of the authorization form to the Committee; provided, however, if the authorization form is delivered to the Committee less than fifteen (15) days prior to the end of any month, it shall become

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effective on the first day of the second succeeding month following delivery of the authorization form to the Committee.

               (b) At the time a Participant who is an Employee files his or her authorization for a payroll deduction, he or she shall elect to have weekly deductions made from his or her pay, such deductions to continue on a weekly basis until the Employee withdraws from the Plan or otherwise becomes ineligible to participate in the Plan. Authorized payroll deductions shall be a minimum of $5 per week, up to a maximum of fifteen (15%) percent of the Employee's weekly Base Pay.

               (c) Within ten (10) days after a Participant who is an Employee receives notice, either individually or as part of a group, or otherwise becomes aware that the Participant will receive Excess Employee Pay, the participant may elect to have a deduction therefrom in an amount not to exceed fifteen (15%) percent of the Excess Employee Pay to be paid at such time. If a payment of Excess Employee Pay is payable prior to ten (10) days from notice thereof, the Employee shall have such lesser time, but in no event less than one day, to decide to have a deduction therefrom.

               (d) A Participant may alter the rate of his or her deduction with respect to Base Pay within the foregoing prescribed limits by filing a new authorization form with the Committee; provided, however, alterations in the rate of deductions may not be made more frequently than once every three (3) months. An authorization to alter the rate of a Participant's deduction shall become effective on the first day of the next succeeding month following the delivery form; provided, however, if the authorization form is delivered less than fifteen (15) days prior to the end of any month, it shall become effective on the first day of the second succeeding month following delivery of the authorization form to the Committee.

               (e) All compensation deductions made for a Participant shall be credited to the Participant's account under the Plan. A Participant may not make any separate cash payment into such account.

               (f) All Employees granted options hereunder shall have the same rights and privileges, except that the amount of Common Stock which may be purchased by an Employee under such option shall bear a uniform relationship to the Base Pay of all Employees.

              7.       GRANTING OF OPTION.

               (a) On the date when a Participant's authorization form for a deduction becomes effective, the Participant shall be granted a monthly option for as many full shares of Common Stock as he or she will be able to purchase with the compensation deductions credited to the Participant's account during his or her participation in the Plan during such month. The option shall continue to be effective on the first date of each successive month that the Plan is in existence and the Employee is a participant.

               (b) The option price of shares of Common Stock purchased with deductions for a Participant therein shall be eighty-five percent (85%) of the closing price of the Common Stock on

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The Nasdaq Stock Market, Inc. or national stock exchange on which the Common
Stock is then included for quotation or listed at the time the Common Stock is acquired by the Committee on behalf of the Participant.

8.            PURCHASE OF SHARES.

                  No less frequently than monthly, the Committee shall determine the aggregate compensation deductions for the preceding month for each Participant to purchase from the Company the shares of Common Stock which the accumulated payroll deductions on his or her account at such time may purchase at the applicable option price. Administrative and commission costs on purchases made from compensation deductions shall be paid by the Company. The Committee will cause to be delivered to each Participant a quarterly statement showing the number of shares in his or her account, the number of shares purchased for him or her in the preceding month, his or her aggregate compensation deductions for the preceding month, the average price per share paid for the shares purchased for him or her during the preceding month, and the amount of cash remaining in his or her account at the end of the month. Any dividends paid on Common Stock held in the Participant's account will be added to his or her account and any cash dividends will be added to any additional payroll deductions to purchase Common Stock as provided herein. A Participant may request delivery to him or her of the Common Stock held in the Participant's account at any time and the delivery thereof shall be made at such regular time as the Company's transfer agent shall determine. If such delivery is required at a time other than the normal monthly transfer date set by the transfer agent, the Participant requesting such transfer shall pay the costs thereof. If a Participant wishes to sell shares in his or her account, the Participant may notify the Committee to sell same, in which event all commission costs incurred in connection with the sale of the shares shall be borne by the Participant. The Company shall pay administrative costs associated therewith other than costs arising from a sale occurring at a time different from the prearranged dates set by the transfer agent for making such sales under its agreement with the Company.

9.            WITHDRAWAL.

                  A Participant may withdraw from the Plan at any time by notifying the Committee in writing of the Participant's intent to withdraw. If such notice of withdrawal is received by the Committee prior to the 15th day of any month, such withdrawal shall become effective immediately and all compensation deductions made on behalf of the Participant during the month in which the withdrawal is made shall be paid to the Participant within 15 days after the notice of withdrawal is received by the Committee. If the notice of withdrawal is received by the Committee after the 15th day of any month, such withdrawal shall become effective on the first day of the following month and the Company shall continue to make compensation deductions on behalf of the Participant for the remainder of the month in which such notice of withdrawal is delivered to the Committee. If any Participant withdraws from the Plan, no further compensation deductions will be made on his or her behalf after the effective date of his or her withdrawal except in accordance with a new authorization form filed with the Committee as provided in Paragraph 6 hereof. Upon withdrawal from the Plan, a Participant will not be permitted to reenter the Plan until six (6) months have elapsed from the date

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his or her withdrawal becomes effective. Any restrictions on the transferability of shares set forth in Paragraph 8 hereof shall survive withdrawal from the Plan and termination of services.

10.      INELIGIBILITY.

                  If an Employee becomes ineligible to participate in the Plan at any time, all compensation deductions made on behalf of the Employee which have not been used to purchase shares of Common Stock shall be paid to the Employee within fifteen (15) days after the Committee determines that the Employee is not eligible to participate in the Plan.

11.      DESIGNATION OF BENEFICIARY.

                  A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock credited to the Participant's account under the Plan in the event of such Participant's death prior to delivery to the Participant of the certificates for such shares. Such designation of beneficiary may be changed by the Participant at any time by written notice given in accordance with rules and procedures established by the Committee. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence, at the Participant's death, of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such shares to such beneficiary. In the event of the death of the Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares to the spouse or to any one or more dependents or relatives of the Participant, or to such other person as the Company may designate on behalf of the estate of such deceased Participant.

12.      TRANSFERABILITY.

                  Neither compensation deductions credited to a Participant's account nor any rights with regard to (i) the participation in the Plan or (ii) exercise of any option or (iii) the right to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution; provided, however, that shares of Common Stock purchased on behalf of the Participant and left in his or her account will be subject to his or her absolute control. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election by such Participant to withdraw from the Plan in accordance with Paragraph 9 hereof.

13.      ACCOUNTS.

                  No compensation deductions received or held by the Company under the Plan pending the purchase of the shares may be used by the Company for any corporate purpose. The Company shall segregate such compensation deductions in separate accounts in a reasonably prudent time after the deduction is made.

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14.      AMENDMENT OR TERMINATION.

                  The Board of Directors of the Company may at any time terminate the Plan or amend the Plan in any respect. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any Participant nor may an amendment be made without prior approval of the shareholders of the Company if such amendment would:

               (a) Require the sale of more shares of Common Stock than are authorized under Paragraph 5 hereof; or

               (b) Permit compensation deductions at a rate in excess of the rate set forth herein.

15.      NOTICES.

                  All notices or other communications by a Participant under or in connection with the Plan shall be deemed to have been duly given when received in writing by the Chief Financial Officer of the Company or when received in the form specified by the Committee at the location and by the person designated by the Committee for the receipt thereof.

16.      EFFECTIVE DATE AND APPROVALS

                  The Plan shall become effective at a time when:

               (a) the Plan has been adopted by the Board of Directors of the Company; and

               (b) a registration statement on Form S-8 under the Securities Act of 1933, as amended, has become effective with respect to the Plan; and

               (c) the Company has received an opinion of counsel that there has been compliance with all federal and state securities laws including, without limitation, applicable state blue sky laws; and

               (d) the Committee has notified the eligible Employees of the Company that they may commence participation in the Plan; and

               (e) the Plan is approved by the affirmative vote of holders of a majority of the shares of capital stock of the Company present at an Annual or Special Meeting of Stockholders and entitled to vote thereon which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board of Directors.

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